UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2011

TBS INTERNATIONAL PLC

(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Block A1 East Point Business Park

Fairview, Dublin 3, Ireland

(Address of principal executive offices)

+1 353(0) 1 618 0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                            Regulation FD Disclosure.

This Form 8-K/A amends the Form 8-K filed by TBS International plc (the “Company”) on April 27, 2011, by replacing the third and fourth paragraphs with the following paragraphs:

The modified covenants require the Company to make sizable principal repayments on its outstanding indebtedness each quarter commencing June 30, 2011 and to continue to have minimum liquidity of $10 million through December 31, 2011 and $15 million thereafter.  Unless the Baltic Dry Index, and the charter and freight rates that the Company is able to obtain, strengthen significantly in the near future, the Company will need to raise sufficient proceeds from its rights offering and future equity financing transactions in order to be able to make these sizable principal repayments due September 30, 2011 and thereafter and to comply with its minimum liquidity covenant.

In addition, the Company’s modified minimum consolidated interest charges coverage ratio and modified maximum consolidated leverage ratio will be computed on the basis of the trailing four quarters before each computation date.  Because the results of the Company’s recent and current quarters reflect continuing weakness in charter and freight rates, it is likely that the Company will fail to comply with those covenants when computed as of March 31, 2012.

Item 9.01                                            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release of TBS International plc dated April 27, 2011 (incorporated by reference from the Form 8-K of the Company filed on April 27, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: April 27, 2011	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer